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                                                                    EXHIBIT 21.1

                 SUBSIDIARIES OF GREATE BAY CASINO CORPORATION

                                                                      State
     Name                               Address                     Organized


PPI Corporation          200 Decadon Drive, Suite 100               New Jersey
                         Egg Harbor Township, New Jersey 08234

PPI Funding Corp.        200 Decadon Drive, Suite 100               Delaware
                         Egg Harbor Township, New Jersey 08234

PCPI Funding Corp.       200 Decadon Drive, Suite 100               Delaware
                         Egg Harbor Township, New Jersey 08234

Pratt-Hollywood, Inc.    200 Decadon Drive, Suite 100               Delaware
                         Egg Harbor Township, New Jersey 08234

BPHC Acquisition, Inc.   136 S. Kentucky Avenue                     New Jersey
                         Atlantic City, New Jersey 08401

Advanced Casino Systems  200 Decadon Drive, Suite 100               Delaware
 Corporation             Egg Harbor Township, New Jersey 08234

BPHC Parking Corp.       136 S. Kentucky Avenue                     New Jersey
                         Atlantic City, New Jersey 08401